Exhibit 99.2 Press Release

Allied Nevada Announces Hycroft Mill Expansion Prefeasibility Study Results With 26.5% IRR1 and $1.7 Billion NPV1

On-Site Oxidation and Staged Construction Schedule Reduce Construction and Operating Risks

April 22, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “we’, “us”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV) is pleased to provide a summary of the prefeasibility study results for the Hycroft mill expansion, completed by M3 Engineering and Technology (“M3”) in association with the Company. M3 developed the process flow sheet, capital cost estimate, operating cost estimate and financial model, while Allied Nevada developed the mineral reserves and mine plan. The prefeasibility study assumes a two-phase construction plan for the mill expansion. With the successful completion and positive results of the Ambient Alkaline Oxidation (“AAO”) pilot plant, we have incorporated the on-site oxidation of the sulfide concentrate into the prefeasibility study, which should allow us to produce doré on-site for sale (as compared with the previous plan of selling concentrate).
Key Highlights of the Prefeasibility Study
Results of the prefeasibility study, based on a $1,300 per ounce of gold price and a $21.67 per ounce of silver price, include the following:

•
Average annual production for the first five years of full production (2018-2022) of approximately 450,000 ounces of gold and 21.0 million ounces of silver (approximately 800,000 ounces of gold equivalent2)

•	Average adjusted cash costs per ounce[3] for the first five years of full production of $478 annually (with silver as a byproduct credit)

•	Mining and processing life of 20 years

•	Two phase construction schedule reduces construction risk and moderates capital spending program; 60,000 tons of ore per day (“tpd”) capacity in Phase 1 and increasing to 120,000 tpd in Phase 2

•	Addition of on-site AAO circuit to oxidize and process sulfide concentrate to produce doré on-site

•	Phase 1 capital of $900 million[1] to deliver annual production of 550,000 ounces gold equivalent in 2017

•	Phase 2 capital of $422 million to increase average annual production to approximately 800,000 ounces gold equivalent beginning in 2018

•	Life-of-mine (“LOM”) after tax internal rate of return (“IRR”)[1] of 26.5%

•	LOM net present value (“NPV”)[1] of $1.7 billion (at a 5% discount)

“I have stated repeatedly since joining Allied Nevada that I believe that the Hycroft mill expansion is a project that needs to be built,” commented Randy Buffington, President and CEO. “There aren’t many large projects today located in politically stable jurisdictions with complimentary infrastructure like this one. The ability to produce doré on-site using the AAO process is a significant step toward derisking the project. I believe this prefeasibility study addresses many of the risks associated with the previous plans, while maintaining robust financial returns.”

1.
All costs are on a go-forward basis and consider capital spent to date as sunk costs. Net Present Value (“NPV”) and Internal Rate of Return (“IRR”) are calculated using $1,300 per gold ounce and $21.67 per silver ounce and additional assumptions set forth in the table titled “Assumptions used in the prefeasibility study estimate” at the end of this press release. No assurance or guarantee is provided that the calculated IRR or NPV values will be achieved. Actual results may differ materially.

2.	Gold equivalent values are calculated using a 60:1 silver to gold ratio.
3.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Exhibit 99.2 Press Release

The following summarizes LOM assumptions for the mill expansion project:

LOM (2014-2033)
Total tons of ore processed (000s)	934,020
Grade - Au (ounces per ton)	0.011
Grade - Ag (ounces per ton)	0.50
Total gold ounces sold (000s)	7,366
Total silver ounces sold (000s)	328,606
Total gold equivalent ounces sold (000s)	12,843
Total revenue at $1,300/oz Au and $21.67/oz Ag (millions)	$16,696
Revenue per ton processed	$17.88
Mining cost per ton mined	$1.40
Milling cost per ton of ore milled (includes all treatment costs)	$8.83
Heap leach cost per ton of ore heap leached (includes crushing)	$2.53
G&A cost per ton of ore processed	$0.35
Nevada Net Proceeds Tax and refining cost per ton of ore processed	$0.45
Construction Path
Based upon the prefeasibility study, construction of the full plant is designed and scheduled to be completed in two phases. Phase 1 of the mill construction is expected to include: one grinding line, comprised of one semi-autogenous (“SAG”) mill and two ball mills and a regrind mill, capable of processing up to 60,000 tpd; sulfide flotation cells; tails leach tanks; oxidation tanks; an oxygen plant; starter tails capacity; and the associated infrastructure for these facilities. In Phase 1, the rail spur and power requirements are expected to be constructed. Current estimates assume that the oxygen plant will be constructed by a third party vendor, which is accounted for in operating costs. The flow sheet will be designed with three streams to process; (1) whole ore; (2) sulfide with the AAO plant; or (3) transitional material with the AAO circuit and a tails leach plant. Our projections are based on construction of Phase 1 commencing in the last quarter of 2014, which is dependent on our ability to secure the necessary financing. Phase 1 is scheduled to be completed within 24 months, which would result in commissioning in the last quarter of 2016.
Upon successful commissioning of Phase 1 of the mill expansion, we intend to begin construction of Phase 2. Phase 2 is designed to increase the mill capacity to 120,000 tpd by adding a second grinding line, comprised of an additional SAG mill and two additional ball mills, additional flotation cells and additional tanks for the AAO circuit commensurate with the increased capacity of the grinding circuit. Under the prefeasibility study, construction of Phase 2 is currently projected to begin commissioning in the last quarter of 2017.

	PHASE 1	PHASE 2
Expansion includes:	Mill infrastructure 1 x SAG mill 2 x Ball mills Partial flotation circuit Partial AAO circuit Oxygen plant (over the fence) Tails leach plant Rail spur and trona handling Power line Tails impoundment	1 x SAG mill 2 x Ball mills Increased flotation capacity Additional tanks for AAO

Hycroft: Revised Prefeasibility Study Results	2

Exhibit 99.2 Press Release

Flow Sheet Description and Significant Changes
Mining initially will be conducted using the existing fleet of mining equipment at Hycroft. Between 2017 and 2025 we expect to add two additional wire rope shovels and 19 haul trucks. The current crushing circuit will act as the primary crusher for the mill, with the secondary and tertiary crushers being used for pre-crushing and pebble crushing, respectively.
The major components of the milling facility are crushing (existing), grinding, flotation, oxidation, tails leach and Merrill-Crowe (existing). Significant changes to the flow sheet include the elimination of cleaner flotation and the autoclave facility and the addition of a fourth ball mill, AAO circuit, oxygen plant and tails leach plant. We anticipate adding a high-grade filter press and additional refinery capacity to the existing Merrill-Crowe plant to process the increase in production from the sulfide mill.
The current mill design is expected to have three stream capabilities, including:

1.	Mill Stream 1 (Whole ore leach) - highly oxidized transitional ore is ground and leached in the tails leach plant.

2.	Mill Stream 2 (Sulfide processing) - sulfidic ore is ground and floated to create a concentrate. The concentrate is oxidized through the AAO plant and leached to extract the gold and silver.

3.
Mill Stream 3 (Partially oxidized transition processing) - transition material that is partially oxidized is ground and floated to create a concentrate. The concentrate is oxidized and leached, while the remaining material that does not float (the flotation tails) is leached directly.

Average recovery rates vary depending on the process stream. LOM average recoveries are projected to be as follows:

	GOLD			SILVER
	Contained Ounces	Recovered Ounces	Recovery (%)	Contained Ounces	Recovered Ounces	Recovery (%)
Heap Leach:
Run-of-mine	1,695,600	929,373	54.8	61,559,646	8,681,552	14.1
Crushed	334,456	238,776	71.4	13,612,611	3,004,196	22.1
Mill stream 1	836,646	556,804	66.6	35,563,100	26,969,509	75.8
Mill stream 2	6,552,751	4,678,108	71.4	259,717,083	208,878,702	80.4
Mill stream 3	1,009,395	741,827	73.5	93,343,558	83,948,674	89.9
TOTAL	10,428,847	7,144,887	68.5	463,795,999	331,482,633	71.5
Economic Analysis
As noted above, the results of the revised prefeasibility study indicate an IRR projected to be 26.5% and a NPV projected to be $1.7 billion at a discount rate of 5%, assuming gold and silver prices of $1,300 per ounce and $21.67 per ounce, respectively, and based on the additional assumptions set forth in the table titled “Assumptions used in the prefeasibility study estimate” at the end of this press release. The initial capital to construct the mill and associated infrastructure is on a go-forward basis and does not include capital spent to date on the mill expansion such as mills and motors, crushing and excavation. The cash flow model considers the current heap leach revenue and costs as part of the project. The capital estimate to construct the mill in two phases is presented in the following table.

	PHASE 1	PHASE 2	Total
	millions	millions	millions
Direct costs	$525.4	$276.2	$801.6
Indirect costs (includes contingency)	$262.9	$138.3	$401.1
Owner’s cost	$111.8	$7.4	$119.2
Total capital	$900.1	$421.9	$1,322.0

Hycroft: Revised Prefeasibility Study Results	3

Exhibit 99.2 Press Release

The Hycroft mill expansion is projected to generate a significant amount of gold and silver at relatively low adjusted cash costs per ounce4. The project, however, is extremely sensitive to metal prices. The following table illustrates the sensitivity of changes to calculated IRR and NPV5 at 0% and 5% discount rates at various gold and silver prices and based on a constant ratio of the silver price to the gold price of 60:1. Additional sensitivity would result from changes to this ratio.

Metal Prices		After tax NPV (0%)	After tax NPV (5%)	After tax IRR
Au	Ag	Billions	Billions	%
$1,200	$20.00	$2.3	$1.1	17.5
$1,300	$21.67	$3.2	$1.7	26.5
$1,400	$23.33	$4.0	$2.2	36.8
Next Steps
The Board of Directors has reviewed the results of the prefeasibility study and approved moving forward with completing the feasibility study. M3 is expected to complete the feasibility study by the end of the third quarter of 2014.
Financing and Investment
We have retained Credit Suisse Securities (USA) LLC and expect to retain Scotia Capital Inc. to advise us and execute on financing and/or investment options for the mill expansion capital requirements.
Mineral Reserve and Resource Update
The revised prefeasibility study was based on the Proven and Probable Mineral Reserves estimated at December 31, 2013, as updated to reflect the new mine plan and for the economics of the study, of 10.6 million ounces of gold and 467.1 million ounces of silver. Proven and Probable Mineral Reserves were calculated using a $1,200 per ounce gold price and a $20 per ounce silver price.

Conference Call Information
We will host a conference call and webcast on April 23, 2014, at 8:00 am PT, to discuss the revised prefeasibility study. The listen-only webcast can be accessed from the home page of our website at www.alliednevada.com. To dial-in to the conference call and participate in the questions and answer session, please dial:
North America toll‐free - 1‐866-782-8903
Outside of North America - 1‐647-426-1845
An audio recording of the call will be archived on our website at www.alliednevada.com.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

4.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

5.	No assurance or guarantee is provided that the calculated IRR or NPV values will be achieved. Actual results may differ materially.

Hycroft: Revised Prefeasibility Study Results	4

Exhibit 99.2 Press Release

Assumptions used in the prefeasibility study estimate:

Parameter	Assumption	Description
Mining years	17 years	150 million tons per year (“mtpy”) by 2017, 200 mtpy by 2025
Processing years	20 years	Last 3 years are from stockpiles
Inflation	None - real basis	All projected revenue and costs were assumed to be in January 1, 2014 real terms, with no inflation applied.
Starting basis	January 1, 2014 go-forward	All economic analyses were done on a January 1, 2014, “go-forward” basis.
Capital structure	Unlevered	No debt financing or interest payments were assumed.
Discount rate	5% real	All the NPVs shown in this report were calculated using a discount rate of 5%. Sensitivity analysis has been completed for 0% and 10% discount rates.
Metal prices (base case)	$1,300/oz Au, $21.67/oz Ag (60:1)	Commodity prices were assumed to be constant over the DCF timeframe.
Refining charge	$ 0.75 per Au and Ag oz	Applied a refining charge of $0.50/oz and a deleterious elements charge of $0.25/oz.
Melt loss	-0.5% Au and Ag	Applied to account for melt losses during the refining process.
Payable metal	99.9% Au and 99.0% Ag	Assumptions to arrive at payable metal are based on the current contract with Johnson Matthey.

Hycroft: Revised Prefeasibility Study Results	5

Exhibit 99.2 Press Release

Summary of updated mine plan and assumed economics:

		First 5 Years Average (2018-2022)	Life of Project Average (2018-2029)	LOM Totals (2014-2033)
Production Information:
Total tons of ore processed - heap leach	(000's)	11,070	8,342	225,934
Tons of ore processed - mill	(000’s)	43,680	43,750	708,085
Tons of waste mined	(000's)	88,938	98,100	1,454,192
Total tons	(000's)	143,688	150,192	2,388,212
Contained gold		615,094	610,151	10,428,847
Contained silver		27,620,521	27,144,492	463,795,999
Ounces sold - gold		449,413	438,040	7,366,306
Ounces sold - silver		21,022,341	21,247,041	328,605,552
Ounces sold - gold equivalent		799,786	792,157	12,843,065

Cash Flow Information:
Cash inflows:
Revenue from metal sales	($ 000's)	1,039,722	1,029,805	16,695,985
Cash outflows:
Operating costs	($ 000's)	670,241	637,105	11,173,832
Income taxes	($ 000's)	16,685	37,764	497,408
Inventory adjustments	($ 000's)	2,792	21,742	(263,593)
Reclamation spending & salvage	($ 000's)	0	0	77,413
Capital spending	($ 000's)	45,965	37,841	2,029,305
Total Cash Outflows	($ 000's)	735,683	734,451	13,514,364
Net Cash Flow	($ 000's)	304,038	295,353	3,181,620
After-tax NPV @ 5%	($ 000's)			1,681,985
After-tax NPV @ 10%	($ 000's)			887,850
After-tax Internal Rate of Return	%			26.5
Adjusted cash costs[6] per gold ounce sold:
With silver as byproduct credit	($ / Oz)	478	404	550
Gold equivalent	($ / Oz)	838	804	870
From a silver production and sales point of view:
Silver equivalent production (ounces Ag)		47,987,147	47,529,444	770,583,903
Adjusted cash costs per ounce with gold as a byproduct credit ($/silver ounce sold)		$4	$3	$5
Metal selling prices used in determining the economics for the project were $1,300 per ounce of gold and $21.67 per ounce of silver. Gold equivalent is calculated using a 60:1 silver to gold ounce ratio.
No assurance or guarantee is provided that the calculated IRR or NPV values will be achieved. Actual results may differ materially.
Allied Nevada will file an NI 43-101 compliant Technical Report within the regulatory timeframe. Once filed the report will be available at www.alliednevada.com or under the Company's profile at www.sedar.com.

6.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Hycroft: Revised Prefeasibility Study Results	6

Exhibit 99.2 Press Release

Proven & Probable Mineral Reserves - December 31, 2013
	Tons	Grades			Contained Ounces (000s)
	(000s)	Au	Ag	AuEq	Au	Ag	AuEq
Proven Heap Leach	163,479	0.009	0.14	0.011	1,440	22,446	1,814
Probable Heap Leach	45,561	0.008	0.72	0.020	342	32,924	891
Total Proven & Probable Heap Leach	209,041	0.009	0.26	0.013	1,782	55,370	2,705

Proven Mill	593,559	0.012	0.57	0.022	7,144	340,823	12,825
Probable Mill	148,402	0.011	0.48	0.019	1,630	70,953	2,812
Total Proven & Probable Mill	741,960	0.012	0.55	0.021	8,774	411,776	15,980

TOTAL PROVEN & PROBABLE MINERAL RESERVES	951,001	0.011	0.49	0.019	10,556	467,146	18,342
Waste	1,444,275
Total Tons	2,395,276
Strip Ratio	1.52

For additional information on key assumptions, parameters and methods used to estimate the mineral reserves, including quality assurance measures and other technical information in respect of the Hycroft Mine, please refer to our technical report entitled “Technical Report - Allied Nevada Gold Corp. - Hycroft Mine, Winnemucca, Nevada, USA” and dated March 6, 2013. Allied Nevada expects to file an updated Technical Report within the regulatory timeframe required by National Instrument 43-101 requirements.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the”Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.
All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals;; future gold and silver prices; the timing of or expected results of the completed feasibility study; delays in processing gold and silver; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; future prices for gold and silver; recovery rates for gold and silver; anticipated operating, capital and construction costs, anticipated sales, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the costs and timing thereof; availability and cost of financing; production estimates and other statements that are not historical facts.
Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; an increase in the cost or timing of new projects; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve, resource and grade estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration, development and expansion activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
The technical contents of this news release have been prepared under the supervision of Daniel Roth, Project Manager at M3 Engineering and Technology, and Tony Peterson, Corporate Mine Engineer at Allied Nevada Gold Corp., a Registered Professional Engineer in the State of Colorado #43867 who are Qualified Persons as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hycroft Technical Report which will be filed within the regulatory timeframe on www.sedar.com.

Hycroft: Revised Prefeasibility Study Results	7

Exhibit 99.2 Press Release

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press release), such as “measured,” “indicated,” and “inferred” “resources,” which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K which may be secured from our website or the SEC website at http://www.sec.gov/edgar.shtml.
Non-GAAP Measures - Adjusted cash costs per ounce is a non-GAAP financial measure, calculated on a per ounce of gold sold basis, and includes all direct and indirect operating cash costs related to the physical activities of producing gold, including mining, processing, cash portions of production costs written-down, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of revenue earned from silver sales. Because we are a primary gold producer and our operations focus on maximizing profits and cash flows from the extraction and sale of gold, we believe that silver revenue is peripheral and not material to our key performance measures or our Hycroft Mine operating segment and, as such, adjusted cash costs per ounce is reduced by the benefit received from silver sales.
Adjusted cash costs per ounce provides management and investors with a further measure, in addition to conventional measures prepared in accordance with GAAP, to assess the performance of our mining operations and ability to generate cash flows over multiple periods from the sale of gold. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other mining companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Hycroft: Revised Prefeasibility Study Results	8